Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Infinity Property and Casualty Corporation 2002 Stock Option Plan of our reports dated March 18, 2003 with respect to the consolidated financial statements and schedules of Infinity Property and Casualty Corporation and the special purpose financial statements and schedules of the Personal Lines Agency Business of Great American Insurance Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

September 30, 2003
Cincinnati, Ohio